Exhibit 99

Update from TI on earthquake damage to factories in Japan

DALLAS, March 14, 2011 – After a preliminary assessment, TI today said its manufacturing site in Miho, Japan, about 40 miles northwest of Tokyo, suffered substantial damage during last Friday’s 8.9 magnitude earthquake.

The company estimates it will reinstate production in stages, beginning with several lines in May and returning the factory to full production in mid-July, which translates to full shipment capability in September.   This schedule could be delayed if the region’s power grid is unstable or if further complications prevent the re-start of equipment.

TI is moving quickly to shift production to other fabs and so far has identified alternate manufacturing sites for about 60 percent of Miho’s wafer production.  Work is underway to increase this percentage by moving the production of additional products.

Specific damage at Miho includes the following:
•	The infrastructure systems that deliver chemicals, gases, water and air were damaged, and repairs should be complete in about three weeks.
•	Impact to the manufacturing equipment is unclear until continuous power is available from the electric utility.
•	Work-in-process was damaged, and the current assumption is that about 40 percent of it can be recovered to support customers.
•	The Miho building itself suffered little damage and remains structurally sound.

Recovery began in earnest over the weekend, with teams from Miho, Hiji, Dallas and Malaysia on the ground, and additional teams en route.

The Miho fab produced about 10 percent of TI’s output as measured by revenue in 2010, of which more than a third was DLP and the remainder of which was Analog.  TI expects to incur previously unexpected expenses in the first and second quarters for cost of recovery.  In addition, the company expects some loss of revenue in the first quarter and more lost revenue in the second quarter.  Multiple factors will affect revenue loss, including TI’s ability to move production to other factories, existing inventory from which to meet customers’ needs, the level of demand from customers taking delivery of products in Japan, and the ability to incrementally increase production each month at Miho.  TI expects to describe financial impact in detail at the time of its first-quarter earnings report on April 18.

TI’s fab in Aizu-wakamatsu, about 150 miles north of Tokyo, also was damaged in the earthquake, though equipment there already is being re-started and full production is estimated by mid-April, assuming a stable power supply.  The company’s third fab in Hiji, about 500 miles south of Tokyo, was undamaged and is currently running at normal capacity.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, computing, industrial and consumer electronics;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel; and
•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K.  The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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